UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2024
NEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35769	46-2950970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036
(Address of principal executive offices, including zip code)

(212) 416-3400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	NWSA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	NWS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

News Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on November 20, 2024. A brief description of the matters voted upon at the Annual Meeting and the voting results on such matters is set forth below.

Proposal 1: The following individuals were elected to serve as Directors of the Company:

Name	For	Against	Abstain	Broker Non-Votes
Lachlan K. Murdoch	150,815,491	11,833,164	9,253,720	228,551
Robert J. Thomson	162,205,682	635,528	9,060,324	229,392
José María Aznar	144,682,141	17,963,996	9,256,227	228,562
Natalie Bancroft	150,937,415	11,737,268	9,227,683	228,560
Ana Paula Pessoa	157,676,633	4,972,051	9,254,682	227,560
Masroor Siddiqui	157,597,509	5,049,665	9,255,192	228,560

Proposal 2: A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025 passed as follows:

For:	171,348,364
Against:	772,278
Abstain:	10,284
Broker Non-Votes:	(0)

Proposal 3: A proposal to approve, on an advisory, nonbinding basis, the Company’s executive compensation passed as follows:

For:	160,156,084
Against:	11,707,595
Abstain:	39,183
Broker Non-Votes:	228,064

Proposal 4: An advisory, nonbinding stockholder proposal requesting that the Board take the necessary steps to adopt a recapitalization plan that would eliminate the Company’s dual-class capital structure failed to pass as follows:

For:	60,440,164
Against:	111,451,055
Abstain:	11,643
Broker Non-Votes:	228,064

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: November 21, 2024